                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Minerals Technologies Inc.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

[LOGO]                                              Minerals Technologies Inc.
                                                    The Chrysler Building
                                                    405 Lexington Avenue
                                                    New York, NY 10174-1901

                                                    ---------------------------

                                                    Jean-Paul Valles, Ph.D.
                                                    Chairman of the Board
                                                    Chief Executive Officer

                                                               April 6, 1998

Dear Fellow Stockholder:

         You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Minerals Technologies Inc., which will be held on Thursday, May 28, 1998, at 2:00 p.m., in the Chase Bank building, 11th floor, Room C, 270 Park Avenue (between 47th and 48th Streets), New York, New York 10017.

         At this year's meeting, you will be asked to consider and to vote upon the election of two directors. Your Board of Directors unanimously recommends that you vote FOR the nominees.

         You will also be asked to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the 1998 fiscal year. The Board continues to be pleased with the services KPMG Peat Marwick LLP has rendered to the Company to date, and therefore unanimously recommends that you vote FOR this proposal.

         You will also be asked to ratify amendments to the Company's Stock and Incentive Plan. Your Board of Directors unanimously recommends that you vote FOR this proposal.

         The three items upon which you will be asked to vote are discussed more fully in the Proxy Statement. We urge you to read the Proxy Statement completely and carefully so that you can vote your interests on an informed basis.

         Your vote is important! Whether or not you plan to attend the meeting, and regardless of the number of shares you own, your representation and vote are very important and your shares should be voted. Therefore, we urge you to complete, sign, date and return the enclosed proxy card promptly in the accompanying postage prepaid envelope. If you return a signed proxy without marking it, it will be voted in accordance with management's recommendations. You may, of course, attend the Annual Meeting and vote in person, even if you previously have returned your proxy card.

                                                 Sincerely,

                                                 /s/ Jean-Paul Valles
                                                 ----------------------
                                                 Jean-Paul Valles
                                                 Chairman of the Board and
                                                 Chief Executive Officer

    This Proxy Statement is printed on paper containing precipitated calcium carbonate (PCC) produced by Minerals Technologies Inc.

                           MINERALS TECHNOLOGIES INC.

                              The Chrysler Building
                              405 Lexington Avenue

                          New York, New York 10174-1901

                  Notice of the Annual Meeting of Stockholders
                                  May 28, 1998

         The Annual Meeting of Stockholders of Minerals Technologies Inc. (the "Company"), a Delaware corporation, will be held on Thursday, May 28, 1998, at 2:00 p.m., in the Chase Bank building, 11th Floor, Room C, 270 Park Avenue, New York, New York, to consider and take action upon the following items:

         (1)      the election of two directors;

         (2) a proposal to approve the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the 1998 fiscal year;

         (3) a proposal to amend the Stock and Incentive Plan of the Company; and

         (4) such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record as of the close of business on March 30, 1998, are entitled to notice of and to vote at the meeting.

                                             By order of the Board of Directors,

                                             /s/ S. Garrett Gray
                                             ----------------------
                                             S. Garrett Gray
                                             Secretary

New York, New York
April 6, 1998

                                    IMPORTANT

       Whether or not you plan to attend in person, please vote by means of the enclosed proxy. We ask you to mark your choices, sign, date and return the proxy as soon as possible in the enclosed business reply envelope. If you return a signed proxy without marking it, it will be voted in accordance with management's recommendations. By promptly returning your signed proxy, you will aid the Company in reducing the expense of additional proxy solicitation.

                           MINERALS TECHNOLOGIES INC.
                              The Chrysler Building
                              405 Lexington Avenue
                          New York, New York 10174-1901

                                  April 6, 1998

                                 PROXY STATEMENT


         Minerals Technologies Inc. is sending this Proxy Statement and form of Proxy to its stockholders on April 6, 1998, in connection with the Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, May 28, 1998, at 2:00 p.m., in the Chase Bank building, 11th Floor, Room C, 270 Park Avenue (between 47th and 48th Streets), New York, New York. The Board of Directors of the Company asks you to fill out and sign a proxy for your shares so that even if you do not attend the meeting, your shares will be counted as present at the meeting and voted in accordance with your wishes.

         At the Annual Meeting, stockholders will vote on three questions: the election of directors, ratification of the appointment of auditors, and approval of an amendment to the Company's Stock and Incentive Plan. The Board of Directors unanimously recommends that you vote for both of the nominees for director, John B. Curcio and William C. Steere, Jr.; for approval of the appointment of KPMG Peat Marwick LLP to continue as the Company's auditors; and for the plan amendment.

         Holders of record of the Company?s Common Stock at the close of business on the Record Date, March 30, 1998, are entitled to vote at the meeting. As of January 30, 1998, William Blair & Company, LLC owned 11.1%, Transamerica Corp. owned 6.5% and FMR Corp. owned 6.1% of the Company?s Common Stock. No other person owned of record, or, to the Company's knowledge, owned beneficially, more than 5% of its Common Stock.

         If you submit a proxy, you can revoke it at any time before it is voted by submitting a written revocation to the Company, by returning a new proxy to the Company, or by voting in person at the Annual Meeting.

                         ITEM 1 -- ELECTION OF DIRECTORS

         The Company's Board of Directors is divided into three classes. One class is elected each year for a three-year term. This year the Board has nominated two individuals, John B. Curcio and William C. Steere, Jr., who are now directors of the Company, to serve for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2001.

          The Board of Directors expects that the nominees will be available for election. If one or both nominees become unavailable, it is intended that the proxy would be voted for a nominee or nominees who would be designated by the Board of Directors, unless the Board reduces the number of directors.

          The Board of Directors unanimously recommends a vote FOR election of each of John B. Curcio and William C. Steere, Jr. as a Director
of the Company.

 Name and Age as of the                      Position, Principal Occupation,
May 28, 1998 Meeting Date                Business Experience and Directorships
-------------------------                -------------------------------------

                NOMINEES FOR DIRECTOR FOR TERMS EXPIRING IN 2001



John B. Curcio . . . . . 64 Retired Chairman and Chief Executive Officer, Mack
[PHOTO OF                   Trucks, Inc. Vice Chairman and a director of
JOHN B. CURCIO]             Harvard Industries Inc., a manufacturer of
                            automotive accessories, from 1985 to 1993. Member of the boards of directors of Bethlehem Steel
                            Corporation and Integrated Component Systems, Inc., and director and Vice Chairman of the Board of Dallas Mavis Specialized Carrier Co. and of Jupiter
                            Logistics de Mexico, S.A. de C.V. Director of the
                            Company since 1992. Chair of the Company's
                            Compensation and Nominating Committee and member of the Company's Executive Committee.

William C. Steere, Jr. . 61 Chairman of the Board of Pfizer Inc, an
[PHOTO OF                   international health care company, since March 1992
WILLIAM C. STEERE, JR.]     and a member of its board of directors since 1987.
                            He also is Chief Executive Officer of Pfizer, a position he has held since 1991. Prior to this, Mr.
                            Steere served in a number of executive positions at Pfizer. Member of the board of directors of Dow
                            Jones Inc., Texaco Inc., Metropolitan Life Insurance
                            Company and the New York University Medical Center.
                            Member of the board of directors and Executive
                            Committee of the Pharmaceutical Research and Manufacturers of America and member of the board of overseers of Memorial Sloan-Kettering Cancer Center.
                            Member of The Business Roundtable and a trustee of the New York Botanical Garden. Director of the
                            Company since 1992. Member of the Company's
                            Executive Committee and Audit Committee.

Paul M. Meister . . . .  45 Vice Chairman of the Board and Executive Vice
[PHOTO OF                   President since March 1998, and Senior Vice
PAUL M. MEISTER]            President-Chief Financial Officer since prior to
                            1993, of Fisher Scientific International Inc., a provider of scientific products and services. Senior
                            Vice President of Abex, Inc., a provider of aerospace products and services, from 1992 to 1995.
                            Member of the boards of directors of The General
                            Chemical Group, Inc., M & F Worldwide Corp., and
                            Wheelabrator Technologies Inc. Director of the
                            Company since 1997. Member of the Company's
                            Compensation and Nominating Committee.


Michael F. Pasquale . . 51  President of Hershey Chocolate North America since
[PHOTO OF                   1995. Prior to holding this position, Mr. Pasquale
MICHAEL F. PASQUALE]        was President of Hershey Chocolate USA from 1994 to
                            1995, and Senior Vice President and Chief Financial
                            Officer of Hershey Foods Corporation from 1988 to
                            1994. Member of the board of directors of the National Confectioners Association and Chairman of

                            the board of trustees of the American Management Association. Member of the President's Advisory Council of the Grocery Manufacturers of America. Director of the Company since 1992. Chair of the Company's Audit Committee.

 Name and Age as of the                      Position, Principal Occupation,
May 28, 1998 Meeting Date                Business Experience and Directorships
-------------------------                -------------------------------------

                      DIRECTORS WHOSE TERMS EXPIRE IN 1999


Steven J. Golub . . . . 52  Managing Director since 1986, and Chief Financial
[PHOTO OF                   Officer since 1997, in the investment banking firm
STEVEN J. GOLUB]            of Lazard Freres & Co. LLC. Director of the Company
                            since 1993. Member of the Company's Audit Committee.

William L. Lurie . . .  67  Chairman of the Board of Eagle Geophysical, Inc., an
[PHOTO OF                   international oilfield service company engaged in
WILLIAM L. LURIE]           the acquisition of seismic information, since 1997.
                            Co-chairman and a director of the Foundation for Prevention & Early Resolution of Conflicts Inc.
                            since 1994. Executive Consultant to the Chairman of The Business Roundtable from 1993 to 1994. President of The Business Roundtable from 1984 to 1993. Member of the board of directors of Intersystems, Inc.
                            Director of the Company since 1993. Member of the Company's Compensation and Nominating Committee.

Jean-Paul Valles . . .  61  Chairman of the Board of the Company since April
[PHOTO OF                   1989. Chief Executive Officer of the Company since
JEAN-PAUL VALLES]           1992. Prior to the initial public offering of the
                            Company's stock in October 1992, Dr. Valles served as Vice Chairman of Pfizer Inc, an international health care company, a position he had held since
                            March 1992. At Pfizer, he was responsible for several of Pfizer's businesses, including, since
                            1989, the operations that comprise the Company, and served in a number of other executive positions, including Executive Vice President from 1991 to
                            1992. Member of the board of directors of Pfizer
                            Inc, the National Association of Manufacturers,
                            Junior Achievement of New York, Inc. and the New
                            York Chapter of the French-American Chamber of
                            Commerce in the U.S., Inc., and a member of the

                            Board of Overseers of the Stern School of Business. Director of the Company since 1989. Chair of the Company's Executive Committee.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                      AND MANAGEMENT AS OF JANUARY 30, 1998

                                             Amount and
                                              Nature of                Number of
Title of      Name and Address of             Beneficial    Percent      Units
Class         Beneficial Owner(a)            Ownership(b)  of Class    Owned(c)
-----         -------------------           ------------   --------    --------

 Common       William Blair & Company, LLC   2,508,518(d)    11.1%       --
               222 West Adams Street
               Chicago, IL 60606

              Transamerica Corp.             1,469,000(e)     6.5%       --
               600 Montgomery Street
               San Francisco, CA 94111

              FMR Corp                       1,384,600(f)     6.1%       --
               82 Devonshire Street
               Boston, MA

              J.-P. Valles                     454,673(g)     2.0%     30,493

              P. R. Saueracker                  70,573(h)      *        1,168

              J. R. Stack                       54,182(i)      *        1,189

              A. Dulski                         35,412(j)      *          316

              S. G. Gray                        54,212(k)      *          494

              J. B. Curcio                       1,900         *        1,159

              S. J. Golub                        3,100         *        2,843

              W. L. Lurie                        1,100         *        4,282

              P. M. Meister                      1,000         *        1,534

              M. F. Pasquale                     1,800         *        1,054

              W. C. Steere, Jr.                  1,400         *        4,472

(a) The address of each director and officer named herein is c/o Minerals Technologies Inc., The Chrysler Building, 405 Lexington Avenue, New York, NY 10174-1901.

(b) Sole voting and investment power, except as otherwise indicated.

(c) "Units", which entitle the officer or director to a cash benefit equal to the number of units in his account multiplied by the closing price of the Company's Common Stock on the business day prior to the date of payment, have been credited to Messrs. Valles, Saueracker, Stack, Dulski and Gray under the Company's Nonfunded Deferred Compensation and Supplemental Savings Plan, and to Messrs. Curcio, Golub, Lurie, Meister, Pasquale and Steere under the Company's Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (see "Board of Directors, Committees and Compensation--Director Compensation" below).

(d) Based on an amended statement on Schedule 13G dated February 14, 1998, and filed with the Securities and Exchange Commission on behalf of William Blair & Company, LLC, a broker-dealer and a registered investment adviser, with respect to beneficial ownership interests as of December 31, 1997.

(e) Based on a statement on Schedule 13G dated February 13, 1998 and filed with the Securities and Exchange Commission on behalf of Transamerica Corporation ("Transamerica") and Transamerica Investment Services, Inc. ("TIS"), a registered investment adviser, with respect to beneficial ownership interests as of December 31, 1997. According to the Schedule 13G, Transamerica owns 120,000 shares of Common Stock directly, and 1,349,000 additional shares are beneficially owned by its subsidiaries, including 593,000 shares owned for the benefit of non-affiliate investment advisory clients of TIS. TIS is deemed to be the beneficial owner of 1,469,000 shares of Common Stock pursuant to separate arrangements whereby TIS acts as investment adviser to certain individuals and entities, some of which are also subsidiaries of Transamerica. The address of each of the foregoing entities is 600 Montgomery Street, San Francisco, California 94111.

(f) Based on a statement on Schedule 13G filed with the Commission on behalf of FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management & Research Company and Fidelity Growth Company Fund dated February 12, 1998 with respect to beneficial ownership interests as of December 31, 1997. According to the Schedule 13G: Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,356,200 of these shares (6.1% of the total outstanding) as a result of acting as investment advisor to several investment company funds; Fidelity Growth Company Fund, one such investment company fund, is the beneficial owner of 1,259,900 of these shares (5.6%); Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 28,400 of these shares as a result of its serving as investment manager of certain institutional accounts; members of the Edward C. Johnson family and trusts for their benefit form a controlling group with respect to FMR Corp.; Edward

    C. Johnson 3d, FMR Corp. and the investment company funds referred to above each has sole power to dispose of the 1,356,200 shares owned by such investment company funds; neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned by the investment company funds, which power resides with the funds' Boards of Trustees and which is carried out by Fidelity Management & Research Company under written guidelines established by such Boards of Trustees; and each of Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, has sole voting and dispositive power over the 28,400 shares beneficially owned by Fidelity Management Trust Company. The address of all of the foregoing entities and individuals is 82 Devonshire Street, Boston, Massachusetts 02109.

(g) 62,500 of these shares are held by Dr. Valles and his wife as joint tenants, and Dr. Valles has shared investment and voting power with respect thereto. 377,890 of these shares are subject to options which are currently exercisable.

(h) 67,802 of these shares are subject to options which are currently exercisable.

(i) 48,343 of these shares are subject to options which are currently exercisable.

(j) 34,419 of these shares are subject to options which are currently exercisable.

(k) 210 of these shares are held in the name of family members, and Mr. Gray disclaims any beneficial interest in such shares. 47,651 of these shares are subject to options which are currently exercisable.

*   Less than 1%

    All directors and executive officers as a group (15 persons) own 811,735 shares of the Company's stock (of which 697,836 are subject to options which are currently exercisable), representing approximately 3.5% of the class, and 51,102 units.

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

         This table shows the cash and other compensation paid or accrued for services to the Company and its subsidiaries by the Chairman and Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "named executive officers"), for the three fiscal years ended December 31, 1997.


                                                                                     Long-Term      All Other
                                                  Annual Compensation              Compensation  Compensation($)(a)
                                                  -------------------              ------------  ------------------
Name and Principal Position
--------------------------                                                           Securities
                                                                                     Underlying
                                                                                       Options
                                            Year       Salary($)       Bonus($)  (number of shares)
                                            ----       ---------       --------  ------------------

Jean-Paul Valles                            1997        738,207        320,221              0         39,002
Chairman and Chief Executive                1996        710,550        236,850        186,706         38,538
Officer                                     1995        683,174        271,561              0         38,189


Paul R. Saueracker                          1997        220,667         88,358              0         11,659
President, Specialty Minerals Inc.          1996        212,400         70,800         41,809         11,580
                                            1995        204,225         81,179              0          9,416

John R. Stack                               1997        206,018         82,493              0         10,885
Vice President-Finance and                  1996        198,300         66,100         26,255         10,811
Chief Financial Officer                     1995        190,650         75,783              0         10,657


Anton Dulski                                1997        204,960         95,970              0         10,598
President, MINTEQ International             1996        189,869         60,000         35,685          7,595
Inc.(b)

S. Garrett Gray                             1997        197,445         85,676              0         10,408
Vice President, General Counsel             1996        188,299         62,766         25,217         10,294
and Secretary                               1995        182,814         72,669              0         10,219



--------------
(a) All amounts shown in this column as part of 1997 compensation represent the Company's contributions to the Minerals Technologies Inc. Savings and Investment Plan and the Minerals Technologies Inc. Non-Funded Deferred Compensation and Supplemental Savings Plan on behalf of the named executive officer.

(b) Mr. Dulski became President of MINTEQ International Inc. on January 1, 1996.

Option Grants in Last Fiscal Year

         No options were granted to any of the named executive officers during 1997.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

         This table shows the value realized by Mr. Saueracker upon exercise of options during 1997, measured using the price of the Common Stock on the date of exercise, and the value of the options held by each named executive officer at year-end, measured using the closing price ($45.4375) of the Common Stock on December 31, 1997.


                  Shares Acquired                                                    Value of Unexercised
                    on Exercise        Value         Number of Unexercised            In-the-Money options
                    (number of       Realized     Options at Fiscal Year-end          at Fiscal Year-end
                      shares)          ($)            (number of shares)                      ($)

                                                 Exercisable     Unexercisable    Exercisable     Unexercisable
                                                 -----------     -------------    -----------     -------------

J.-P. Valles            --             --            315,655           124,471      6,703,000         1,843,727

P. R. Saueracker        750           15,281          53,865            27,874      1,043,878           412,884

J. R. Stack             --             --             39,591            17,504        833,162           259,278

A. Dulski               --             --             22,524            23,791        418,677           352,404

S. G. Gray              --             --             39,245            16,812        828,037           249,028



               REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The following report of the Compensation and Nominating Committee of the Board sets forth the Committee's policies applicable to the executive officers of the Company.

                  This report is provided by the Compensation and Nominating Committee of the Board of Directors. The members of the Compensation and Nominating Committee, whose names follow this report, are independent outside directors who are not employees of the Company, and none serves as a member of a compensation committee of any company that has an executive officer who also serves as a director of this Company.

                  In 1997, the Compensation and Nominating Committee adhered to its policy that compensation programs should reward the achievement of the short-term and long-term goals and objectives of the Company, and that compensation should be related to the value created for the Company's stockholders. The Committee sets high performance targets and rewards their achievement with compensation that is above the average, but within the range of, compensation of similarly placed executives in manufacturing firms of comparable size. Consistent with this policy, each elected corporate officer's annual compensation is determined by applying to the previous year's compensation an annual increase, and an incentive payment, determined as stated below in this report.

         Base Pay

                  Each employee of the Company receives an annual performance rating, which may range from "consistently below expectations" to "consistently exceeds expectations," with several possible intermediate ratings. The performance rating of the Chairman and Chief Executive Officer is assigned by the Compensation and Nominating Committee and approved by the Board. The performance ratings of the other elected corporate officers of the Company, including those named in the Summary Compensation Table appearing in this proxy statement (the "principal executives"), are assigned by the Chairman and Chief Executive Officer and reviewed by the Compensation and Nominating Committee.

                  Based on Company performance, general business outlook and industry compensation trends, the Company's management each year sets a guideline corporate-wide average percentage compensation increase for all employees for the coming year. The percentage increase received by a particular employee is determined on the basis of the employee's performance rating, and may range from no increase, if the performance rating is "consistently below expectations," to up to twice the corporate-wide average increase referred to above, if the performance rating is "consistently exceeds expectations." This procedure was followed to determine the annual increase for 1997 received by all employees, including Dr. J.-P. Valles, the Chairman and Chief Executive Officer, and each of the other principal executives. Dr. Valles received a base pay increase of 7.0 percent, reflecting the Committee's and the Board's belief that his performance during 1997 consistently exceeded expectations.

         Incentive Payment

                  Subsequent to the above adjustment, 25% of each principal executive's salary for the coming year is withheld as part of the Company's incentive payment program. Depending upon the extent to which the Company's performance during the year meets targets established by the Board of Directors, as little as 40% of the amount withheld from his salary or as much as 200% will be returned to each principal executive. These payments, which are made in the first quarter of the following year, are shown as the Bonus for the year to which they are attributable in the Summary Compensation Table included in this proxy statement. This incentive program is intended to more closely link the principal executives' pay to the growth of the Company and the value created for stockholders in the preceding year, as measured by four factors, weighted as follows: sales growth as compared to target (1/4); net income growth as compared to target (1/4); return on equity as compared to target (1/4); and percentage growth in the Company's common stock value as compared to percentage growth in the Standard & Poor's Chemicals Composite Index (1/4). At the beginning of each year, the Board of Directors will establish a target for each of these factors and set up a scoring system to measure at year-end the extent to which each target is met. At year-end, the weighted average of the scores achieved and the principal executive's performance rating will be key determinants in setting the level of the incentive payment to be received by each principal executive. The Compensation and Nominating Committee will then consider whether there are other factors that should also be taken into consideration in establishing the overall level of compensation of each principal executive.

                  During 1997, the Company exceeded its growth targets, resulting in positive incentive payments. The formula produced a payment of $320,221 for Dr. Valles, and the Compensation and Nominating Committee agreed that he should receive that amount as his 1997 incentive payment, to be paid in 1998.

         Stock Options

                  It is the Compensation and Nominating Committee's intent to grant an option to purchase the Company's stock to the principal executives on a regular basis. In addition, special grants may be made to reflect special achievements or in connection with important promotions. Grants were last made to the principal executives in January 1996, three years following the first such grant in 1993.

                  The Committee has reviewed practices for the granting of stock options to key employees in industry generally, and established guidelines for future grants based on those practices. Under these guidelines, each of the principal executives will be granted an option to purchase a number of shares which when multiplied by the option price equals a given multiple of the executive's total compensation. The guidelines establish multiples which are intended to approximate the average of option grants by the other industrial companies which were reviewed.

                  In addition to making grants to key executives, the Company believes that, where practical and economical, all employees should have the opportunity to participate in the future growth of the Company through equity participation and, therefore, it has established a practice of making grants to all U. S.-based employees, also on a regular basis.

         Discretionary Authority of the Committee


                  The Compensation and Nominating Committee believes that the application of the procedures described above will generally result in fair and adequate compensation to each principal executive. However, the Compensation and Nominating Committee also believes that no arbitrary formula is an adequate substitute for individual judgments in all cases, particularly in determining the value of a principal executive's contribution to the success of the Company. Therefore, the Compensation and Nominating Committee may from time to time use its discretion in deviating from the above procedures (including, possibly, modifying the factors discussed above or varying their weighting) to set compensation levels for the principal executives and others that best serve the interests of the Company and its stockholders.

         Internal Revenue Code Section 162(m)

                  Internal Revenue Code Section 162(m) and regulations thereunder, which limit the deductibility of certain executive compensation in excess of $1,000,000, did not result in any disallowance of a deduction for compensation payments made by the Company for the 1997 fiscal year. However, the Compensation and Nominating Committee has determined that, in order to retain the discretion referred to in the previous paragraph, it reserves the right to make compensation payments that in part may not qualify for a tax deduction because of the limitations of Internal Revenue Code Section 162(m).

                                                    John B. Curcio, Chair
                                                    William L. Lurie
                                                    Paul M. Meister

         Compensation Committee Interlocks and Insider Participation

         Throughout 1997 the Compensation and Nominating Committee was composed of Mr. Curcio (Chair), Mr. Lurie and Mr. Meister. None of the members of the Committee is or has ever been an officer or employee of the Company or any of its subsidiaries. During 1997 no executive officer of the Company served as a director or a member of the compensation committee of another entity, any of whose executive officers served as a member of the Compensation and Nominating Committee. In addition, no executive officer of the Company served as a member of the compensation committee of another entity, any of whose executive officers served as a director of the Company.

Performance Graph

         This line graph compares the Company's cumulative total stockholder return with the S&P 500, as a performance indicator for the overall stock market, and with the S&P Chemicals Composite Index, a published industry index. The starting point for the comparison is a hypothetical investment of $100 in the Company's Common Stock and in each of the indexes at the close of the last trading day of 1992. The ending point is the last trading day of 1997, at which time the price of the Company's Common Stock was $45.5375.


                       CUMULATIVE TOTAL SHAREHOLDER RETURN
 Minerals Technologies Inc., S&P 500 Index and S&P Chemicals Composite Index

                                [GRAPH]

                   December  December  December  December  December  December
                     1992      1993      1994     1995       1996     1997

MTI                 100.0      133.8    135.4    169.2      190.4     211.2
S&P 500             100.0      110.0    111.5    153.5      188.7     251.6
S&P 500 Chemical
 Composite          100.0      111.6    123.3    161.3      201.0     243.0

        EMPLOYMENT, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

Employment Agreements

         In October 1995, the Company entered into employment agreements with the following individuals for terms of three years and for not less than the annual base salaries indicated: Mr. Saueracker--$204,225; Mr. Stack--$190,650; Mr. Gray--$182,814. In January 1996, the Company entered into an employment agreement with Mr. Dulski for a term expiring October 22, 1998, and for an annual base salary of not less than $180,000. In October 1997, the Company entered into an employment agreement with Dr. Valles for a term expiring October 17, 2001, and for an annual base salary of not less than $738,972. Each of the named executive officers may also receive salary increases and annual bonuses in amounts to be determined by the Board or the Compensation and Nominating Committee. The agreements also entitle the named executive officers to participate in employee benefit plans and other fringe benefits that are generally available to the Company's executive employees.

         Under the agreements, each named executive officer has agreed to comply with certain customary provisions, including covenants not to disclose confidential information of the Company at any time and not to compete with the business of the Company during the term of the agreement and, subject to the continued payment by the Company of amounts under the agreement, for two years thereafter. The employment agreements may be terminated prior to the specified term of employment by the Company for "cause" as defined in the agreements.

Severance Agreements

         The Company has entered into severance agreements with certain of its executive officers, including each of the named executive officers. The agreements continue through December 31 of each year, and are automatically extended in one-year increments unless the Company gives prior notice of termination. If a change in control occurs, the severance agreements are effective for a period of four years from the end of the then existing term. These agreements are intended to provide for continuity of management in the event of a change in control of the Company.

         If, following a change in control, the executive is terminated by the Company for any reason, other than for disability, death, retirement or for cause (as defined in the agreements), or if the executive terminates his or her employment for good reason (as defined in the agreements), then the executive is entitled to a severance payment of 2.99 times the executive's base amount (as defined in the agreements). The severance payment generally will be made in a lump sum. For a period of up to two years following a termination that entitles an executive to severance payments, the Company will provide life, disability, accident and health insurance coverage substantially similar to the benefits provided before termination, except to the extent such coverages would result in an excise tax being imposed under Section 4999 of the Internal Revenue Code.


         The agreements also provide that upon the occurrence of certain stated events that constitute a "potential change in control" of the Company, the executive agrees not to voluntarily terminate his employment with the Company for a six-month period.

         Under the severance agreements, a change in control includes any of the following events unless approved by the Board: (i) the Company is required to report a "change in control" in accordance with the Securities Exchange Act of 1934; (ii) any person acquires 15% of the Company's voting securities; (iii) a majority of the Company's directors are replaced during a two-year period; or
(iv) stockholders approve a merger, liquidation or sale of the Company's assets.

Stock Option Plan

         The Company's Stock and Incentive Plan provides that all non-vested stock options granted under the plan may, at the discretion of the Compensation and Nominating Committee, become immediately exercisable upon the employee's retirement or upon a change in control of the Company (as defined in the plan).

Retirement Plans

         Each of the named executive officers is entitled to benefits under the defined benefit pension plans maintained by the Company. The Retirement Annuity Plan is a tax qualified pension plan which pays retirement benefits within the limits prescribed by the Internal Revenue Code. The Nonfunded Supplemental Retirement Plan is an unfunded, non-tax qualified pension plan which pays retirement benefits in excess of such tax limits. Benefits under the Retirement Annuity Plan and the Nonfunded Supplemental Retirement Plan are based upon an annuity equal to the greater of (i) 1.4% of a participant's career earnings or
(ii) 1.75% of a participant's career earnings less 1.5% of primary Social Security benefits, multiplied by years of service up to 35 years. For purposes of this formula, a participant's "career earnings" are based on the average earnings for the five highest consecutive calendar years prior to January 1, 1998, and on actual earnings for periods after December 31, 1997.

         Estimated aggregate annual benefits upon retirement under the Retirement Annuity Plan and the Nonfunded Supplemental Retirement Plan for the named executive officers are as follows: Dr. Valles, $472,931; Mr. Saueracker, $134,120; Mr. Stack, $136,653; Mr. Dulski, $112,754; and Mr. Gray, $96,108. The
estimated retirement benefits have been computed on the assumption that (i) payments will be made in the form of a 50% joint and survivor annuity; (ii) employment will be continued until normal retirement at age 65; and (iii) creditable compensation will continue at 1997 levels throughout the remainder of the computation period.

Grantor Trust

         In order to secure the benefits accrued under the Nonfunded Supplemental Retirement Plan and the Nonfunded Deferred Compensation and Supplemental Savings Plan (the "Supplemental Plans"), the Company has entered into a Grantor Trust Agreement establishing a grantor trust within the meaning of the Internal Revenue Code. Under the Grantor Trust Agreement, the Company is required to make certain contributions of cash or other property to the trust upon the retirement of individuals who are beneficiaries of the Supplemental Plans, upon the occurrence of certain events defined as constituting a "Change of Control" of the Company, and in certain other circumstances.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely on a review of the Company's records and of copies furnished to it of reports under Section 16(a) of the Securities Exchange Act of 1934, or written representations that no such reports were required, the Company believes that, during the 1997 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

                 BOARD OF DIRECTORS, COMMITTEES AND COMPENSATION

         Six meetings of the Board of Directors of the Company were held in 1997. All of the directors attended 75 percent or more of the meetings of the Board and committees on which they served in 1997.

The Compensation and Nominating Committee

         The Compensation and Nominating Committee consists of Mr. Curcio (Chair), Mr. Lurie and Mr. Meister, who are not employees of the Company. The functions of the Compensation and Nominating Committee are to participate in the development of the Company's compensation policies; to establish, and from time to time vary, the salaries and other compensation of the employee-directors and other elected officers of the Company; to review proposed changes in compensation policy at all levels of the Company; and to bring forward the names of suitable candidates for election to the Board. The Compensation and Nominating Committee met five times during 1997.

The Audit Committee

         The Audit Committee consists of Mr. Pasquale (Chair), Mr. Golub and Mr. Steere, who are not employees of the Company. The functions of the Audit Committee are to recommend to the Board the independent public accountants to be selected to audit the Company's annual financial statements and to approve any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit and the independent accountants' internal control letter, any major accounting changes made or contemplated, and the effectiveness and efficiency of the Company's internal accounting staff. In addition, the Audit Committee reviews the programs of the Company's internal auditors, the results of their audits, and the adequacy of the Company's system of internal financial controls and accounting practices. The Audit Committee met four times during 1997.

Director Compensation


Fees

         Each of the directors, other than directors who are officers or employees of the Company, receives an annual retainer fee of $10,000 for serving as a director, $1,000 for serving as a member of a committee of the Board, and an additional $1,000 for serving as a committee chair. In addition, non-employee directors receive a fee of $2,000 for attending each meeting of the Board and $500 for attending any committee meeting. Directors also receive compensation pursuant to the Company plan described below.

Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors

         Under the Company's Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors, directors who are not employees of the Company, currently six individuals, have the right to defer their fees. At the director's election, his or her deferred fees will be credited to his or her account either as dollars or as units. Dollar balances in a director's account bear interest at a rate of return equal to the rate of return for the Fixed Income Fund in the Company's Savings and Investment Plan. If a director elects to have his or her deferred fees credited to his or her account as units, the number of units credited is calculated by dividing the amount of the deferred fees by the closing price of the Company's Common Stock as of the last business day prior to the date that the fees would otherwise be paid. As a result, each unit has the same economic value as one share of the Company's Common Stock.

         Each non-employee director is credited with 400 units upon first joining the Board and with an additional 400 units each year as of the date of the Annual Meeting of Stockholders, plus 50 units each year for serving as a member of a committee of the Board and an additional 15 units for serving as a chair of a committee. In addition, each member receives 15 units for attending any committee meeting and an additional 10 units for serving as chair of a committee meeting.

         The units in a director's account are increased by the value of any dividends on the Company's Common Stock. In the case of cash dividends, the units are increased by a number calculated by multiplying the cash dividend per share times the number of units in the director's account on the related dividend record date and dividing the result by the closing market price of the Common Stock on such dividend record date. In the case of stock dividends, the units are increased by a number calculated by multiplying the stock dividend per share times the number of units in the director's account on the related dividend record date.

         At the time of the director's termination of service on the Board, the amount held in his or her account is payable in cash only. Payments are made in a lump sum or in installments, at the election of the director. Based upon the director's prior election, as described above, the director receives either (i) the amount of his or her deferred fees plus accrued interest, or (ii) an amount determined by multiplying the number of units in his or her account by the closing market price of the Common Stock on the last business day prior to the date of payment.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Steere, a director of the Company, is Chairman of the Board and Chief Executive Officer of Pfizer Inc. Dr. Valles, Chairman of the Board and Chief Executive Officer of the Company, is a member of the Board of Directors of Pfizer Inc. During 1997, Pfizer Inc. made a series of purchases of calcium carbonate and granular lime from the Company totaling approximately $100,000. These transactions were entered into by the Company pursuant to arm's-length negotiations in the ordinary course of business and on terms that the Company believes to be fair.

         Mr. Golub, a director of the Company, is Managing Director and Chief Financial Officer of Lazard Freres & Co. LLC. The Company has engaged Lazard Freres to provide investment banking services to the Company from time to time with respect to a variety of financial matters. During 1997, no fees were paid to Lazard Freres. Lazard Freres is currently advising the Company with respect to certain transactions that may be consummated in 1998. Fees for the services provided by Lazard Freres in support of these potential transactions will be agreed prior to their consummation. In addition, the Company has appointed Lazard Freres as its broker in connection with the Company's planned repurchase of a portion of its outstanding Common Stock. To obtain this business, Lazard Freres, in an arm's-length transaction, agreed to meet a competitive bid structured as a fixed commission on each share repurchased.

                          ITEM 2--APPROVAL OF AUDITORS

         The Board of Directors has appointed KPMG Peat Marwick LLP to serve as the Company's independent auditors for the current fiscal year, subject to the approval of the stockholders. The firm and its predecessors have audited the financial records of the businesses that compose the Company for many years. The firm is considered well qualified.

                  The Company expects that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting of Stockholders. These representatives will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

         The Board of Directors unanimously recommends a vote FOR approval of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the 1998 fiscal year.

                  ITEM 3--AMENDMENT OF STOCK AND INCENTIVE PLAN

General

         On October 22, 1992, the Board of Directors adopted the Company's Stock and Incentive Plan (the "Plan"). On February 26, 1998, the Board of Directors adopted an Amendment to the Plan (the "Amendment"), subject to stockholder approval, to provide for issuance of an additional 1,500,000 shares of Common

Stock pursuant to grants under the Plan. No other changes to the existing Plan are proposed. The following description of the amended Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is appended to this Proxy Statement.

Description of the Stock and Incentive Plan

         Purpose. The purpose of the Plan is to furnish a material incentive to employees of the Company and its subsidiaries by making available to them the benefits of a larger Common Stock ownership in the Company through stock options and otherwise. The Company believes that these increased incentives will encourage the continued service of employees and stimulate their efforts towards the continued success of the Company and its subsidiaries, as well as assisting in the recruitment of new employees.

         Administration. Except to the extent otherwise provided in the Plan, the Plan is administered by the Compensation and Nominating Committee, which is authorized, subject to the provisions of the Plan, to promulgate the rules and regulations it deems necessary for the proper administration of the Plan and to take all actions it deems necessary or advisable in connection with the Plan. No member of the Compensation and Nominating Committee is eligible to receive any award or benefit under the Plan.

         Shares Subject to the Plan. Subject to the provisions of the Plan, the maximum amount of Common Stock which may be issued under the Plan is 4,500,000 shares, including shares issued prior to the proposed amendment. No participant may be granted (i) options which would result in the participant receiving more than 750,000 shares, (ii) options, stock appreciation rights or any combination thereof with respect to more than 500,000 shares during any period of twelve calendar months, or (iii) any option, stock award or performance unit award which would result in ownership by the participant of more than ten percent of the Common Stock. These limitations, as well as the number of shares subject to outstanding options, may be appropriately adjusted by the Committee in the event of any change in the number or kind of outstanding shares of Common Stock by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company.

         Eligibility. All employees of the Company or its subsidiaries, approximately 2,250 persons, are eligible to participate in the Plan. The Compensation and Nominating Committee determines the individual employees who shall be granted stock options, stock appreciation rights, stock awards, performance unit awards and tandem awards.

         Duration. The Plan as amended will become effective as of the date the amendment is approved by the majority of votes cast at a duly held meeting of the holders of Common Stock. No option with respect to shares authorized in or prior to 1992 under the Plan will be granted pursuant to the Plan after December 31, 2001. No option with respect to shares authorized in or prior to 1995 under the Plan will be granted pursuant to the Plan after December 31, 2004. No option with respect to shares authorized in or prior to 1998 under the Plan will be granted pursuant to the Plan after December 31, 2007.

         Options. All options under the Plan are subject to the following terms and conditions:

                  -- Option Price. The option price per share will be not less than the fair market value of the Common Stock on the date the option is granted, as determined by the Committee in accordance with applicable provisions of the Internal Revenue Code.

                  -- Payment. At the time of the exercise of the option the option price will be payable in cash and/or, if the option so provides, in shares of Common Stock valued at the market price at the time the option is exercised.

                  -- Term of Option. An incentive stock option may not be exercisable after the expiration of ten years from the date the option is granted; a non-qualified stock option may be exercisable for a period greater than ten years if the terms of the option so provide.

                  -- Exercise of Option. No option may be exercised during the first year of its term or such longer period as may be specified in the option; provided, however, that the Compensation and Nominating Committee may in its discretion make any unvested options immediately exercisable (a) in the event of a "change of control" of the Company, or (b) upon the retirement of the option holder.

         Stock Appreciation Rights. The Committee may also, in its discretion, grant stock appreciation rights to the holder of any non-qualified stock option. An appreciation right, which may be made part of any such option at the time of its grant or at any time thereafter prior to its expiration, entitles the holder to receive upon its exercise an amount equal to the difference between the aggregate exercise price of the shares of Common Stock subject to the option and the fair market value of such shares on the date of such exercise. Payment by the Company of any amount owing pursuant to the exercise of a stock appreciation right may be made in shares of Common Stock, in cash, or any combination thereof, as determined by the Committee. Exercise of an appreciation right, in whole or in part, terminates the related option with respect to the number of shares used in calculating the value of the appreciation right. No appreciation rights have been granted under the Plan to date.

         Stock Awards; Performance Unit Awards; Tandem Awards. The Committee may also, in its discretion, award shares of Common Stock subject to certain restrictions; performance units, payable in cash and/or Common Stock, having a value determined by reference to the book or market value of the Common Stock or the Company's earnings or such other criteria related to the Company's performance as the Committee may deem appropriate; and tandem awards consisting of a right of election by the employee among two or more of the following: (i) an option, which may include a stock appreciation right with respect thereto,
(ii) a performance unit award, and (iii) a stock award. No stock awards, performance unit awards or tandem awards have been granted under the Plan to date.

         Transferability. Options (and related stock appreciation rights) may be transferred only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code, unless they are designated as Transferable Stock Options. A Transferable Stock Option may be transferred by the optionee to his or her spouse, children or grandchildren, or to one or more trusts for the benefit of such family members, or to partnerships in which such family members are the only partners; provided that any such transfer must be without consideration of any kind; and provided further that any stock option so transferred will continue to be subject to the same terms and conditions as were applicable to such stock option prior to the transfer. The Compensation and Nominating Committee may in its discretion amend any outstanding stock option to convert it into a Transferable Stock Option.

         Amendments to Plan. The Board of Directors has the right to alter, amend or revoke the Plan or any part of it at any time and from time to time; provided, however, that without the consent of the participants affected, no change may be made in any option or award already granted which will impair the rights of participants under outstanding options or awards; and provided further, that the Board of Directors may not, without the approval of the holders of a majority of the outstanding Common Stock, make any alteration or amendment to the Plan which materially increases the benefits accruing to participants under the Plan, increases the maximum number of shares of Common Stock which may be issued under the Plan or the number of shares of such stock which may be issued to any one participant, extends the term of the Plan or of options granted thereunder, reduces the option price below that now provided for in the Plan, or changes the conditions of exercise of options specified in the Plan. The Committee may make non-substantive administrative changes to the Plan so as to conform with or take advantage of governmental requirements, statutes or regulations.

Summary of Plan Benefits

         The Company's Board of Directors has granted the following options under the Plan. The grants in 1993 and 1996 were made to all employees of the Company who were U.S. persons and to certain other key employees. The grants in other years were made to specific employees in connection with important promotions or other significant achievements.

                              Number of                  Weighted Average
    Year                      Options Granted            Exercise Price
    ----                      ---------------            --------------
    1993                      1,129,720                        $22.625
    1994                         55,500                       $25.5625
    1995                          8,000                         $29.75
    1996                        804,826                        $30.625
    1997                              0                             --

         As of December 31, 1997, 123,173 of the options granted had been cancelled prior to exercise and become available for regranting.

         The table below lists the number of such options granted to each of the indicated officers, to all executive officers as a group, and to all employees excluding executive officers.

Name and Position                                        Number of Options

Jean-Paul Valles ..........................................        440,126
Chairman and Chief Executive Officer

John R. Stack..............................................         57,095
Vice President -- Finance

Paul R. Saueracker.........................................         82,489
President, Specialty Minerals Inc.

Anton Dulski...............................................         46,315
President, MINTEQ International Inc.

S. Garrett Gray............................................         56,057
Vice President, General Counsel and Secretary

All current executive officers (9 persons).................        825,783

All current directors who are not executive officers.......              0

All employees, including all current officers who
   are not executive officers (1,977 persons)..............      1,172,263

Federal Income Tax Consequences

         The grant of an option under the Plan has no tax consequences to either the Company or the optionee. The tax effects of the exercise of stock options granted under the Plan will depend on whether the option is a tax-qualified incentive stock option (ISO) or a non-qualified option.

         The optionee will not recognize taxable income and the Company will not recognize a tax deduction when an ISO is exercised provided that the "holding period requirements" are met. The optionee is required to hold the stock received pursuant to the exercise of the ISO for more than two years after the date the option was granted and more than one year after the date the option was exercised. The optionee must also be an employee of the Company for the entire period from the date that an ISO is granted until three months before its exercise.

         Provided these holding period requirements have been met, any gain realized by the seller on the sale or other disposition of stock acquired through the exercise of an ISO will be considered long-term capital gain with no tax deduction to the Company.

         If, however, the stock is disposed of before meeting the above holding period requirements, the excess of the fair market value of the stock on the date of exercise over the option price (or, if less, the excess on the date of sale) will be treated as ordinary income to the optionee, with a corresponding deduction to the Company, in the year of the disposition.

         Under existing tax law, when a non-qualified stock option is exercised, the spread between the fair market value and the option price at the exercise date is taxable as ordinary income to the optionee and deductible to the Company.

         If the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under the Plan and any other plan of the Corporation) exceeds $100,000, such options will be treated as non-qualified options to the extent of the excess over $100,000.

         The preceding discussion is based upon Federal tax laws and regulations presently in effect, which are subject to change, and does not purport to be a complete description of the Federal income tax aspects of the Plan. Optionees may also be subject to state and local taxes in connection with the grant of options or SARs and the sale or other disposition of shares acquired upon the exercise of options or SARs.

Proposed Amendment

         Approval of the amendment to the Plan requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock represented and voting at the Annual Meeting. If the amendment is not approved by the shareholders of the Company, the Plan will continue in effect as adopted by the Board of Directors in October 1992 and amended in May 1995.

         The Board of Directors unanimously recommends a vote FOR approval of the proposed amendment to the Company's Stock and Incentive Plan.

                               PROCEDURAL MATTERS

Casting and Tabulation of Votes

         Votes cast at the Annual Meeting (whether by proxy or in person) will be tabulated by independent inspectors of election appointed by the Company. If a proxy form is returned to the Company properly signed but not marked, it will be voted in accordance with management?s recommendations on all proposals.

         The Board knows of no other business that will be presented at the Annual Meeting. The proxy confers discretionary authority with respect to any other matters which come properly before the Annual Meeting, and the persons named in the proxy intend to vote in accordance with their judgment on such matters if they arise.

Quorum


         The By-laws of the Company (the "By-laws") provide that the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, are required for and constitute a quorum of all meetings of stockholders of the Company. The inspectors of election will treat shares of Common Stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, whether the proxy is marked as casting a vote or abstaining.

         The inspectors of election will also treat shares of Common Stock represented by "broker non-votes" as present for purposes of determining a quorum. Broker non-votes are shares of Common Stock held in record name by brokers or nominees, as to which the broker or nominee (i) has not received instructions from the beneficial owner or person entitled to vote, (ii) does not have discretionary voting power under applicable New York Stock Exchange rules or the instrument under which it serves as broker or nominee, and (iii) has indicated on the proxy card, or otherwise notified the Company, that it does not have authority to vote the shares on the matter.

         On the Record Date there were 22,509,984 shares of Common Stock issued and outstanding.

Vote Required for Approval: Election of Directors

         The By-laws provide that directors of the Company are to be elected by a plurality vote of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes.

Vote Required for Approval: Other Questions

         The By-laws provide that except as otherwise provided by law or in the Certificate of Incorporation or the By-laws, all questions other than the election of directors are to be determined by a majority of the votes cast on the question. All votes cast in favor of a given proposal, and all votes cast against it, are added together for a total sum of votes on that proposal. Abstentions and broker non-votes as to such matters will not affect the outcome, as they will not be included in calculating the number of votes necessary for approval and will not count as votes cast for or against the question.

Cost of Soliciting Proxies

         The cost of this solicitation is being borne by the Company. In addition to soliciting proxies through the mail using this Proxy Statement, the Company may solicit proxies by telephone, facsimile, electronic mail and personal contact. Such solicitation will be made by regular employees of the Company without additional compensation. The Company has also engaged Morrow & Co., Inc. to assist in the solicitation of proxies, and has agreed to pay that firm $4,000 for its assistance, plus expenses.

Stockholder Proposals


         The Compensation and Nominating Committee will consider nominations of candidates for director, and the Board of Directors will consider other items of business, which are proposed by stockholders. The By-laws provide certain procedures which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide that nominations for director and items of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of the Company at The Chrysler Building, 405 Lexington Avenue, New York, NY 10174-1901. The nomination or proposed item of business must be received no later than: (i) 60 days in advance of an annual meeting if it is being held within 30 days preceding the anniversary date of the previous year's meeting, or (ii) 90 days in advance of such meeting if it is being held on or after the anniversary date of the previous year's meeting. With respect to any other annual or special meeting, the nomination or item of business must be received by the 10th day following the date of public disclosure of the date of the meeting.

         Any nomination must contain the following information about the nominee: name; age; business and residence addresses; principal occupation or employment; the number of shares of Common Stock held by the nominee; the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee as a director; and a signed consent of the nominee to serve as a director of the Company, if elected.

         Under the rules of the Securities and Exchange Commission, stockholder proposals intended to be presented at the 1999 Annual Meeting must be received by the Company at its principal executive office by December 4, 1998 to be included in the proxy statement and form of proxy relating to that meeting.

                                              By order of the Board of Directors

                                              /s/ S. Garrett Gray
                                              --------------------------------
                                              S. Garrett Gray
                                              Secretary

                           MINERALS TECHNOLOGIES INC.

                            STOCK AND INCENTIVE PLAN

                  (as amended and restated as of May 28, 1998)

1.       Purpose

         The purpose of this Stock and Incentive Plan (the "Plan") is to furnish a material incentive to employees of Minerals Technologies Inc. (the "Company") and its subsidiaries by making available to them the benefits of a larger Common Stock ownership in the Company through stock options and otherwise. It is believed that these increased incentives will encourage the continued service of employees and stimulate their efforts towards the continued success of the Company and its subsidiaries, as well as assisting in the recruitment of new employees.


2.       Administration

         Except to the extent otherwise provided in Section 4, the Plan shall be administered by the Compensation and Nominating Committee of the Board of Directors of the Company (the "Committee"). The Committee is authorized, subject to the provisions of the Plan, to promulgate such rules and regulations, and to delegate to the Corporate Management Committee such administrative authority, as it deems necessary for the proper administration of the Plan, and to make such determinations and to take all action in connection therewith or in relation to the Plan as it deems necessary or advisable. The Committee shall consist of two or more members of the Board of Directors, each of whom shall be a disinterested person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"), and an outside director within the meaning of
Section 162(m) of the Internal Revenue Code. It is intended that benefits under the Plan not be subject to the limitation on deductibility imposed by such
Section 162(m), and that the Plan be qualified under such Rule 16b-3. No member of the Committee shall be eligible to receive any award or benefit under the Plan.

3.       Total Number of Shares

         Subject to the provisions of Section 6(h), the maximum amount of Common Stock which may be issued under the Plan is 4,500,000 shares, with shares issued prior to the 1995 and 1998 amendments of the Plan being included in the computation of such total. No participant shall be granted (i) options which would result in such participant receiving more than 750,000 shares of the total number of shares authorized, (ii) options, SAR's or any combination thereof with respect to more than 500,000 shares of Common Stock during any period of twelve calendar months, (iii) any option, stock award or performance unit award which would result in ownership by such participant of more than ten percent of the stock of the Company within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or (iv) any incentive stock option, as defined in Section 422(b) of the Internal Revenue Code, granted after December 31, 1986, which would result in such participant receiving a grant of incentive stock options for Common Stock that would have an aggregate fair market value in excess of $100,000, determined as of the time that the option is granted, that would be exercisable for the first time by such participant during any calendar year.

4.       Participation in Plan

         All employees of the Company or its subsidiaries shall be eligible to participate in this Plan. From time to time, the Committee shall determine those employees who shall be granted options under the Plan, the number of shares of Common Stock to be optioned to each such employee, and whether such options shall be "incentive stock options" (as defined in Section 422 of the Internal Revenue Code), or non-qualified stock options. The Committee shall determine the individual employees who shall be granted stock appreciation rights under the Plan pursuant to Section 7; who shall be awarded shares under the Plan pursuant to Section 8, as well as the number of shares of Common Stock to be so awarded, and the restrictions, if any, to be placed thereon; and who shall be granted performance unit awards under the Plan pursuant to Section 9 and tandem awards under the Plan pursuant to Section 10.

5.       Term of Plan

         This Plan will become effective as of the date it is approved by the majority of votes cast at a duly held meeting of the holders of Common Stock. No option with respect to shares authorized in or prior to 1992 under this Plan shall be granted pursuant to this Plan after December 31, 2001. No option with respect to shares authorized in or prior to 1995 under this Plan shall be granted pursuant to this Plan after December 31, 2004. No option with respect to shares authorized in or prior to 1998 under this Plan shall be granted pursuant to this Plan after December 31, 2007.

6.       Terms and Conditions of Options

         All options under the Plan shall be subject to the following terms and conditions:

         (a) Option Price. The option price per share shall be not less than the fair market value of the Common Stock on the date the option is granted, as determined by the Committee in accordance with applicable provisions of the Internal Revenue Code and Treasury Department rulings and regulations thereunder.

         (b) Number of Shares. The option shall state the number of shares of Common Stock covered thereby.

         (c) Payment. At the time of the exercise of the option the option price shall be payable in cash and/or, if the option so provides, in shares of Common Stock valued at the market price at the time the option is exercised. The Committee may in its discretion require or permit payroll deductions or other suitable means to enable optionees to accumulate sufficient funds to exercise their options and pay the option price.

         (d)      Term of Option.

                  (i) An incentive stock option shall provide that it shall not be exercisable after the expiration of ten years from the date such option is granted.

                  (ii) A non-qualified stock option may be exercisable for a period greater than ten years if so provided in the terms of the option.

         (e)      Exercise of Option.

                  (i) No option may be exercised during the first year of its term or such longer period as may be specified in the option; provided, however, in the event of a "change of control" of the Company, as that term is defined in Section 11(e), the Committee may in its discretion make any options that are not yet exercisable immediately exercisable; and provided, further, that the Committee may in its discretion make any options that are held by an employee at the time of such employee's retirement immediately exercisable. Thereafter, an optionee, subject to the terms of the option, may exercise the option in whole at any time or in part from time to time by giving written notice thereof addressed to the Treasurer of the Company, specifying the number of shares to be purchased and accompanied by payment of the option price therefor. Notwithstanding anything in this Plan to the contrary, no stock option granted to an employee subject to Section 16 of the Act may be transferred or exercised prior to the expiration of six months from the date of grant of such stock option.

                  (ii) Only the optionee may exercise the option during his or her lifetime. In the event of death, the person designated in the optionee's will, or in the absence of such designation, the legal representative of an optionee, or if a legal representative of the optionee has not been appointed, the optionee's surviving spouse, may in like manner exercise the option provided the same was exercisable by the optionee at the time of his death, but such privilege shall expire, subject to Section 6(d) and 6(g) (iii) hereof, one year after the death of the optionee; provided, however, in any event that if the option is not exercised by the last day in which it is exercisable, the option shall be exercised and the proceeds paid to the deceased optionee's estate.

         (f) Termination of Option. The option, to the extent not exercised, shall terminate upon its expiration as set forth in Section 6(d) hereof, upon exercise of a related appreciation right as set forth in Section 7(d) hereof, upon its surrender as set forth in Section 11(c) hereof, or upon breach by the optionee of any provision of the option, or when the optionee ceases to be an employee for any reason including retirement, whichever event shall first occur; however, if the option so provides, the Committee in its discretion may permit the optionee to exercise the option for reasons of hardship up to twelve months after termination, assuming that the option was otherwise exercisable; further except that, subject to Section 6(d) hereof (i) the optionee, if his or her employment is terminated as a result of a disability, and provided the option was exercisable at the time of termination of employment, may elect to exercise the option, subject to Section 6(e) hereof, within twelve months after the date of termination, (ii) in the event of his or her death while an employee, the option shall terminate as provided in Section 6(e) hereof, and (iii) notwithstanding subsections (i) and (ii) above, if the option so provides, in the event that the optionee has retired or is eligible for retirement under
Section 4a., 4b. or 4d. of the Company's Retirement Annuity Plan, as the same may be amended from time to time, or under any pension or retirement plan maintained by the Company or any of its subsidiaries, the optionee, or in the event of death, the person designated in the optionee's will, or in the absence of such designation, the legal representative of such optionee, or if a legal representative of the optionee has not been appointed, the optionee's surviving spouse, may elect to exercise the option at any time until such option expires by its terms; provided, however, if the option is not exercised by the last day in which it is exercisable, the option shall be exercised and the proceeds paid to the deceased optionee's estate. Any subsequent reemployment of the optionee by the Company shall not affect such optionee's right to exercise the option as provided in subsection (iii) hereof.

         (g) Recapitalization. In the event of any change in the number or kind of outstanding shares of Common Stock by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company, the Committee will make an appropriate adjustment, in accordance with applicable provisions of the Internal Revenue Code and Treasury Department rulings and regulations thereunder, in the number and kind of shares for which options may thereafter be granted both in the aggregate and as to each optionee, as well as in the number and kind of shares subject to options theretofore granted and the option price payable upon exercise of such options.

         (h) Transferability. Unless designated as a Transferable Stock Option, the stock option shall provide that it will not be transferable by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code and Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended. The Committee may in its discretion designate a stock option to be a Transferable Stock Option. A Transferable Stock Option may be transferred by the optionee to his or her spouse, children or grandchildren, or to one or more trusts for the benefit of such family members, or to partnerships in which such family members are the only partners; provided that any such transfer must be without consideration of any kind; and provided further that any stock option so transferred will continue to be subject to the same terms and conditions as were applicable to such stock option prior to the transfer. Any Transferable Stock Option must be embodied in a separate Option Agreement which must be approved by the Committee. The Committee may in its discretion amend any outstanding stock option to convert such outstanding option into a Transferable Stock Option.

         (i) Applicable Law. The option shall contain a provision that it may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any federal or state law or the listing requirements of the New York Stock Exchange for such shares.

         (j) Incorporation by Reference. The option shall contain a provision that all the applicable terms and conditions of the Plan are incorporated by reference therein.

         (k) Tandem Award. Any option constituting a part of a tandem award authorized by Section 10 hereof shall be subject to the terms and conditions of such award.

         (l) Other Provisions. The option shall contain such provisions as the Committee shall deem advisable consistent with the terms of the Plan. In addition, the stock options and the incentive stock options shall contain such other provisions as may be necessary to meet the requirements of the Internal

Revenue Code and the Treasury Department rulings and regulations issued thereunder with respect to stock options and incentive stock options.

7.       Stock Appreciation Rights

         The Committee may, in its discretion, grant stock appreciation rights to the holder of any non-qualified stock option granted by the Company. Such appreciation rights shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

         (a) An appreciation right may be made part of any such option at the time of its grant or at any time thereafter prior to its expiration;

         (b) Upon exercise of an appreciation right the holder shall be entitled to receive:

                  (i) a number of shares of Common Stock determined by dividing:

                           (1) the number of shares which the optionee selects,
                               not to exceed the total number of shares that the optionee is eligible to purchase as of the exercise date under the related option, multiplied by the amount, if any, by which the fair market value of a share of

                               Common Stock on the exercise date exceeds the option price provided in the related option, by

                           (2) the fair market value of a share of Common Stock
                               on the exercise date; provided, however, that the total number of shares which may be received pursuant to the exercise of an appreciation right shall not exceed the total number of shares subject to the related option; or

                  (ii) if so provided in the award, (1) payment of cash equal to the aggregate fair market value on the date of such exercise of the number of shares of Common Stock determined under clause (i); or (2) in part cash and in part shares; all as determined by the Committee in its sole discretion;

         (c) No fractional share or cash in lieu thereof will be issued upon the exercise of any such right; and

         (d) Exercise of an appreciation right, in whole or in part, shall exhaust and terminate the related option with respect to the number of shares used in the calculation under subsection (b)(i)(1) of this Section 7 in determining the number of shares issued upon such exercise of the appreciation right (or which would have been issued but for any cash payment). Upon such exercise of an appreciation right, the number of shares subject to reallocation under Section 13 shall be equal to the difference between the number of shares used in the calculation under subsection (b)(i)(1) of this Section 7 and the number of shares issued to the optionee pursuant to such exercise (or which would have been issued but for any cash payment).

         (e) Any election by a person subject to Section 16 of the Act to exercise an appreciation right for cash, as well as the exercise by such person of an appreciation right for cash, shall be made during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

         (f) An appreciation right awarded to a person subject to Section 16 of the Act shall not be exercisable during the first six months of its term.


8.       Stock Awards

         Stock awards will consist of shares of Common Stock issued to participating employees as additional compensation for their services. Stock awards shall be subject to the provisions of Section 3, this Section 8, Section 11(a), (c) and (d) and, during the period in which the restrictions or the Company's right of reacquisition hereinafter referred to are in effect, Section 11(b). Each stock award to a participant shall provide (i) that the shares subject to such award may not be transferred or otherwise disposed of by the participant prior to the expiration of a period or periods specified therein, which shall not occur earlier than one year following the date of the award (except that the award may permit the earlier lapse of such restriction in the event of the participant's death or disability or retirement pursuant to any pension or retirement plan maintained by the Company or any of its subsidiaries), and (ii) that the Company shall have the right to reacquire such shares upon termination of the participant's employment with the Company while such restriction is in effect, such reacquisition to be upon the terms and conditions provided in the award. Stock awards shall also be subject to such other terms and conditions, not inconsistent herewith, as the Committee determines to be appropriate.

9.       Performance Unit Awards

         Performance unit awards will consist of performance units credited to participating employees. Each award shall specify the initial value of each performance unit, such value to be determined by reference to the book or market value of the Common Stock or to the Company's earnings or such other criteria related to the Company's performance as the Committee may deem appropriate. The award shall be payable in cash and/or Common Stock as the Committee shall determine in its sole discretion.


         Subject to the provisions of this Section 9 and of Section 11, the Committee shall have exclusive authority to determine additional terms and conditions of each performance unit award. Such terms and conditions may include, without limitation, provisions under which:

         (1) On the payment date prescribed in the award a participant shall become entitled to receive the full value of each such unit on such date, or such other amount as such award may specify;

         (2) Each unit may accrue earnings determined by reference to earnings per share or dividends paid per share on the Common Stock, or to the prime or another specified lending rate, or to other criteria specified in the award and payable at such time or times as may be specified therein;

         (3) The right of a participant to receive payments in respect of a performance unit may be made subject in whole or in part to the Company's attainment of earnings or other objectives specified in the award; and

         (4) The determination of all relevant valuation and other data pertaining to the award shall be in the sole judgment of the Committee. Without limitation of the foregoing, in the event that an amount payable in respect of an award is based in whole or in part on the Company's earnings or the book value of the Common Stock, the Committee may make such adjustments to the publicly reported amounts of the Company's consolidated earnings or of such book value as it deems appropriate for changes in accounting practices or principles, for material acquisitions or dispositions of stock or property, for recapitalizations or reorganizations or for any other events with respect to which the Committee determines such an adjustment to be appropriate in order to avoid distortion in the operation of the Plan.

         Each award shall be evidenced by a written instrument which shall set forth the number of performance units covered thereby, the initial dollar value of each such unit, the terms and conditions, if any, under which such value may change prior to the vesting of the unit, the terms and conditions under which each such unit will vest and such other matters as the Committee in its sole discretion may deem appropriate. The Committee may from time to time establish such rules as it deems appropriate regarding the manner and timing of payments of amounts due in respect of vested units.

         No performance unit award shall provide for the vesting in a participating employee of any performance unit covered thereby prior to the expiration of a period of one year after the date of the award, except that the award may provide for such vesting in the event of death or disability or retirement of the employee pursuant to a pension or retirement plan maintained by the Company or one of its subsidiaries prior to the expiration of such period. Each award shall provide that prior to the vesting of the units covered thereby they shall be subject to forfeiture (a) upon the termination of the recipient's employment with the Company, (b) as contemplated by Section 10 hereof, if such award is part of a tandem award, and (c) as may otherwise be specified in the award.

         No participant shall be entitled to receive in respect of a performance unit payments of amounts exceeding twice the original value established for such unit.


         The maximum dollar value of performance units which may be initially awarded to participants may not exceed 1,500,000 "Reference Units" in the aggregate for all participants, and 50,000 Reference Units for any one participant. For purposes of this paragraph:

         (1) A Reference Unit shall be the equivalent of the greater of (a) the fair market value of one share of Common Stock on the date as of which a particular award of performance units is made, or (b) the book value of a share of such Common Stock as at the end of the last completed fiscal year of the Company prior to such award date plus the cash dividends paid per share on such stock during such fiscal year; and

         (2) Crediting of an award of performance units shall exhaust and terminate a number of Reference Units equal to the number obtained by dividing the credited dollar value of such performance units by the greater of the amounts referred to in subclauses (a) and (b) of clause (1) above, and except as provided in the following sentence, such terminated Reference Units shall not be utilized for subsequent awards.

         In the event that an award of performance units is forfeited or for any other reason the cash amount or the value of the shares of Common Stock (as determined by the Committee in its sole judgment) ultimately delivered to a participant in payment for an award of performance units (other than amounts paid to the participant as earnings on the performance units) is less than the Reference Units originally exhausted and terminated upon the crediting of such award, a number of Reference Units equal to the dollar amount of such shortfall divided by the value originally assigned to such Reference Units shall be restored and become available for subsequent awards under the Plan.

         Nothing contained herein shall be deemed to limit the right of the Company's Board of Directors or a duly appointed committee thereof to authorize the payment or award of compensation other than in stock to any employee otherwise than pursuant to the Plan, regardless of the fact that a particular form of compensation may be the same as or similar to that which the Committee may pay or award to participants under this Section 9.

         If any person awarded performance units under the Plan is subject to
Section 16 of the Act, he shall be required to retain any securities distributed pursuant to the award for six months following date of grant of the award.

10.      Tandem Awards

         The Committee may, in its discretion, grant tandem awards to participating employees. A tandem award shall consist of a right of election by the employee among two or more of the following: (A) a non-qualified option, which may include a stock appreciation right with respect thereto, (B) a performance unit award, and (C) a stock award. Subject to the provisions of

Section 11, such right of election shall be upon such terms and conditions as the Committee may specify in the tandem award, which shall include the following:

         (a) The number of shares of Common Stock covered by the option, the number of shares covered by the stock award and the number of performance units covered by the performance unit award;

         (b) Provisions establishing the number of shares and performance units which will remain subject to each portion of the tandem award upon the exercise of the right of election in whole or in part; and

         (c) The date on which the right of election shall terminate unless earlier exercised or terminated pursuant to the terms of the tandem award.

11.      Conditions Applicable to All Awards

         (a) Recapitalization. In the event of any change in the number or kind of outstanding shares of Common Stock by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in the corporate structureor shares of stock of the Company, the Committee will make such adjustments as it shall determine to be appropriate, in the number and kind of shares and performance units subject to Sections 8, 9 and 10 and the maximum dollar value of performance units subject to Sections 9 and 10.

         (b) Transferability. Each award to a participant under Section 7, 8, 9 or 10 shall provide that neither the award nor any right or interest of a participant therein shall be transferable by the participant other than by will or the laws of descent and distribution, and that such award shall be exercisable, during the participant's lifetime, only by him; provided that a Stock Appreciation Right awarded under Section 7 in conjunction with a Transferable Stock Option may be transferred only together with, and subject to the same conditions as, the corresponding Transferable Stock Option.

         (c) Surrender. The Committee may require the surrender of an option, stock appreciation right, stock award or performance unit award granted under this Plan as a condition precedent to a grant of a new option, stock appreciation right, stock award or performance unit award for the same or a different number of shares or having the same or a different initial value in Reference Units as the option, stock appreciation right, stock award or performance unit award surrendered. Such new option, stock appreciation right, stock award or performance unit award shall be subject to the terms or conditions specified by the Committee at the time the new option, stock appreciation right, stock award or performance unit award is granted, all determined in accordance with the provisions of this Plan without regard to the price, period of exercise, or any other terms or conditions of the option, stock appreciation right, stock award or performance unit award surrendered.

         (d) Leave of Absence. If approved by the Committee, an employee's absence or leave because of military or governmental service, disability or other reason shall not be considered an interruption of employment for any purpose of the Plan.

12.      Definitions

         (a) Change of Control. The term "Change of Control" shall mean the occurrence of any of the following events: (i) at any time during any two-year period, at least a majority of the Company's Board of Directors shall cease to consist of "Continuing Directors" (meaning directors of the Company who either were directors at the beginning of such two-year period or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was approved by a majority of the then Continuing Directors); or
(ii) any "person" or "group" (as determined for purposes of Section 13(d)(3) of the Act, except any majority-owned subsidiary of the Company or any employee benefit plan of the Company or any trust or investment manager thereunder, shall have acquired "beneficial ownership" (as determined for purposes of Rule 13d-3 under the Act) of shares of Common Stock having 15% or more of the voting power of all outstanding shares of capital stock of the Company, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition; or (iii) a merger or consolidation occurs to which the Company is a party, whether or not the Company is the surviving corporation, in which outstanding shares of Common Stock are converted into shares of another company (other than a conversion into shares of voting common stock of the successor corporation or a holding company thereof representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; or (iv) the sale of all, or substantially all, of the Company's assets occurs; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company.

         (b) Common Stock. The term "Common Stock" shall mean the 104 par value Common Stock of the Company.

        (c) Corporate Management Committee. The term "Corporate Management Committee" shall mean the committee consisting of the following officers of the Company: the Chairman and Chief Executive Officer, the Vice President in charge of the Minerals business, the Vice President in charge of the Refractories business, the Vice President and General Counsel, the Vice President - Finance, and the Vice President - Human Resources.

         (d) Subsidiary. The term "subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Internal Revenue Code.

13.      Reallocation of Unused Shares

         Any shares which are not purchased or awarded under an option, performance unit award or right of election which has terminated or lapsed,

either by its terms or pursuant to the exercise, in whole or in part, of an award or right granted under the Plan, or shares which are reacquired by the Company pursuant to Section 8 hereof, may be used for the further grant of options.

14.      Use of Proceeds

         The proceeds received by the Company from the sale of Common Stock under the Plan shall be added to the general funds of the Company and shall be used for such corporate purposes as the Board of Directors shall direct.

15.      Amendment and Revocation

         The Board of Directors shall have the right to alter, amend or revoke the Plan or any part thereof at any time and from time to time, provided, however, that without the consent of the participants affected no change may be made in any option or award theretofore granted, which will impair the rights of participants under outstanding options or awards; and provided further, that the Board of Directors may not, without the approval of the holders of a majority of the outstanding Common Stock, make any alteration or amendment to the Plan which materially increases the benefits accruing to participants under the Plan; increases the maximum number of shares of Common Stock which may be issued under the Plan or the number of shares of such stock which may be issued to any one participant, extends the term of the Plan or of options granted thereunder, reduces the option price below that now provided for in the Plan, or changes the conditions of exercise of options specified in Sections 6(e) and 6(f). The Committee may make non-substantive administrative changes to the Plan so as to conform with or take advantage of governmental requirements, statutes or regulations.

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                          MINERALS TECHNOLOGIES INC.
--------------------------------------------------------------------------------

                                 COMMON STOCK

RECORD DATE SHARES:

1. Election of Directors.
                                         For  Withhold
       John B. Curcio                    / /    / /

       William C. Steere, Jr.            / /    / /

   If you do not wish your shares voted "FOR" a particular nominee, mark the "WITHHOLD" box.

                                                For  Against  Abstain
2. Ratification of appointment of auditors.     / /    / /      / /

3. Amendment of Stock and Incentive Plan.       / /    / /      / /


   Mark box at right if an address change or comment has been noted on the
   reverse side of this card.                                                / /

                                              -----------------
Please be sure to sign and date this Proxy.   Date
---------------------------------------------------------------


---------------------------------------------------------------
Stockholder sign here                        Co-owner sign here

DETACH CARD                                                          DETACH CARD

                          MINERALS TECHNOLGIES INC.

         Dear Stockholder:

         Please take note of the important information enclosed with this Proxy Ballot.

         Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

         Please mark the boxes on this proxy card to indicate how your shares should be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.


         Your vote must be received prior to the Annual Meeting of Stockholders, May 28, 1998.

         Thank you for your prompt consideration of these matters.


         Sincerely,

         Minerals Technologies Inc.

COMMON STOCK              MINERALS TECHNOLOGIES INC.                COMMON STOCK

         This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints C. Dee, S.G. Gray and J.R. Stack, or any of them, as Proxies to vote at the Annual Meeting of Stockholders of Minerals Technologies Inc. on May 28, 1998 and any adjournments or postponements thereof, on matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

The Proxies will vote your shares in accordance with your directions on this card. If you do not indicate your choices on this card, the Proxies will vote your shares FOR all proposals.

--------------------------------------------------------------------------------
          PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                          IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer, who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

-----------------------------------        -------------------------------------

-----------------------------------        -------------------------------------

-----------------------------------        -------------------------------------

--------------------------------------------------------------------------------
                          MINERALS TECHNOLOGIES INC.
--------------------------------------------------------------------------------
                                     401K

RECORD DATE SHARES:

1. Election of Directors.
                                         For  Withhold
       John B. Curcio                    / /    / /

       William C. Steere, Jr.            / /    / /

   If you do not wish your shares voted "FOR" a particular nominee, mark the "WITHHOLD" box.

                                                For  Against  Abstain
2. Ratification of appointment of auditors.     / /    / /      / /

3. Amendment of Stock and Incentive Plan.       / /    / /      / /


   Mark box at right if an address change or comment
   has been noted on the reverse side of this card.             / /

                                              -----------------
Please be sure to sign and date this Proxy.   Date
---------------------------------------------------------------


---------------------------------------------------------------
Participant sign here

DETACH CARD                                                          DETACH CARD

                          MINERALS TECHNOLOGIES INC.

         Dear Stockholder:

         Please take note of the important information enclosed with this Proxy Ballot.

         Under the Minerals Technologies Inc. Savings and Investment Plan, a participant may instruct the Trustee to vote at the Minerals Technologies Inc. Annual Meeting of Stockholders the shares which are allocable to or owned by his or her account.

         If you wish to instruct the Trustee how to vote such shares, please mark the boxes on the proxy card to indicate how your shares should be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. The Trustee will vote any undirected shares of the Company's stock held by it in direct proportion to the voting of shares for which instructions have been received. The Trustee will insure that your vote remains confidential.

         Your vote must be received prior to the Annual Meeting of Stockholders, May 28, 1998.

         Thank you for your prompt consideration of these matters.


         Sincerely,

         Minerals Technologies Inc.

         This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints C. Dee, S.G. Gray and J.R. Stack, or any of them, as Proxies to vote at the Annual Meeting of Stockholders of Minerals Technologies Inc. on May 28, 1998 and any adjournments or postponements thereof, on matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

The Trustee will vote your shares in accordance with your directions on this card. If you do not indicate your choices on this card, the Trustee will vote any undirected shares held by it in direct proportion to the voting of shares for which instructions have been received.

--------------------------------------------------------------------------------
          PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                          IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer, who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

-----------------------------------        -------------------------------------

-----------------------------------        -------------------------------------

-----------------------------------        -------------------------------------